Exhibit 99.1

Paycom Software, Inc. Reports Third Quarter 2018 Results

Third Quarter Revenues of $133.3 million, up 32% from comparable prior year period

Third Quarter GAAP Net Income of $28.8 million, or $0.49 per diluted share, up 38% from comparable prior year period, as adjusted1

Third Quarter Adjusted EBITDA of $49.2 million, up 22% from comparable prior year period, as adjusted1

Third Quarter Non-GAAP Net Income of $30.6 million, or $0.52 per diluted share, up 32% from comparable year period, as adjusted1

OKLAHOMA CITY – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter ended September 30, 2018.

“The digital transformation of the Human Capital Management industry continues to progress and organizations across virtually every industry are recognizing the power they gain in giving their employees a direct relationship with their HR and payroll software database,” said Paycom’s founder and CEO, Chad Richison.  “I believe we are driving this transition for businesses and their employees and our ability to lead in this area is underscored by our strong third quarter results.”

Financial Highlights for the Third Quarter of 2018

Total Revenues of $133.3 million represented a 32% increase compared to total revenues of $101.3 in the same period last year. Recurring revenues of $130.8 million increased 31% from the comparable prior year period and constituted 98% of total revenues.

GAAP Net Income was $28.8 million, or $0.49 per diluted share, compared to GAAP net income of $20.9 million, or $0.35 per diluted share, in the same period last year, as adjusted1.

Adjusted EBITDA2 was $49.2 million, compared to $40.4 million in the same period last year, as adjusted1.

Non-GAAP Net Income2 was $30.6 million, or $0.52 per diluted share, compared to $23.2 million, or $0.39 per diluted share, in the same period last year, as adjusted1.

Cash and Cash Equivalents were $85.0 million as of September 30, 2018.

Total Debt was $34.8 million as of September 30, 2018.

1 Effective January 1, 2018, we adopted the requirements of Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (”ASU 2014-09”). All prior period amounts and disclosures have been recast to comply with the new standards, as indicated by the “as adjusted” footnote.

2 Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading "Use of Non-GAAP Financial Information" and the reconciliations at the end of this release for additional information concerning these non-GAAP financial measures.

Exhibit 99.1

Financial Outlook

Paycom provides the following expected financial guidance for the quarter and the year ending December 31, 2018.  Please note that this guidance reflects the January 1, 2018 adoption of ASU 2014-09:

Quarter Ending December 31, 2018

Total Revenues in the range of $142.5 million to $144.5 million.

Adjusted EBITDA in the range of $49.5 million to $51.5 million.

Year Ending December 31, 2018

Total Revenues in the range of $558.5 million to $560.5 million.

Adjusted EBITDA in the range of $233.0 million to $235.0 million.

We have not reconciled the Adjusted EBITDA ranges for the quarter or the year ending December 31, 2018 to net income because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense, change in fair value of our interest rate swap and other items. Accordingly, a reconciliation of these Adjusted EBITDA ranges to net income is not available at this time without unreasonable effort.

Exhibit 99.1

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we consider and have included certain non-GAAP financial measures in this press release, including Adjusted EBITDA and non-GAAP net income. Management uses Adjusted EBITDA and non-GAAP net income as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) Adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap and (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, all of which are adjusted for the effect of income taxes. Adjusted EBITDA and non-GAAP net income are metrics that provide investors with greater transparency to the information used by management in its financial and operational decision-making.  We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, Adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

Adjusted EBITDA and non-GAAP net income are not measures of financial performance under GAAP and should not be considered a substitute for net income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA and non-GAAP net income have limitations as analytical tools, and when assessing our operating performance, you should not consider Adjusted EBITDA or non-GAAP net income in isolation, nor as a substitute for net income or other consolidated statements of income data prepared in accordance with GAAP. Adjusted EBITDA and non-GAAP net income may not be comparable to similar titled measures of other companies, and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, October 30, 2018, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (866) 362-4443 (domestic) or (412) 317-5229 (international) and announce Paycom as the conference name to the operator. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com. A replay of this conference call can also be accessed by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) until November 6, 2018. The replay passcode is 10124536.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software solution is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom has the ability to serve businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom serves clients in all 50 states from offices across the country.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to our estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; our ability to attract and retain qualified personnel; the impact of future regulatory, judicial, or legislative changes; how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our ability to relocate our Texas operations to a new facility within an expected timeframe; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to our new Texas operations facility; the expected impact of the Tax Cuts and Jobs Act of 2017 and our expected income tax rate for future periods; our plans to purchase shares of our common stock through a stock repurchase plan; and the impact on our consolidated financial statements of new accounting pronouncements.  In addition, forward-looking statements also consist of statements involving trend analyses and statements

Exhibit 99.1

including such words as “anticipate,” “believe,” “become,” “continue,” “could,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “would,” “will” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements speak only as of the date hereof and are subject to business and economic risks.  As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our Annual Report on Form 10-K for the year ended December 31, 2017.  We do not undertake any obligation to update or revise the forward-looking statements to reflect events or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Exhibit 99.1

Paycom Software, Inc.

Consolidated Balance Sheets

(in thousands, except share amounts)

(unaudited)

		December 31, 2017
	September 30, 2018	*As Adjusted
Assets
Current assets:
Cash and cash equivalents	$85,048	$46,077
Accounts receivable	2,213	1,576
Prepaid expenses	7,934	4,982
Inventory	574	979
Income tax receivable	6,456	7,047
Derivative asset	97	—
Deferred contract costs	32,465	26,403
Current assets before funds held for clients	134,787	87,064
Funds held for clients	902,747	1,089,201
Total current assets	1,037,534	1,176,265
Property and equipment, net	168,397	147,705
Deposits and other assets	1,567	1,456
Goodwill	51,889	51,889
Intangible assets, net	798	958
Long-term derivative asset	679	—
Long-term deferred contract costs	207,322	171,865
Total assets	$1,468,186	$1,550,138
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$6,173	$6,490
Accrued commissions and bonuses	6,454	9,585
Accrued payroll and vacation	12,937	7,015
Deferred revenue	8,409	6,982
Current portion of long-term debt	1,775	888
Accrued expenses and other current liabilities	19,654	19,991
Current liabilities before client funds obligation	55,402	50,951
Client funds obligation	902,747	1,089,201
Total current liabilities	958,149	1,140,152
Deferred income tax liabilities, net	64,206	49,129
Long-term derivative liability	—	554
Long-term deferred revenue	52,405	44,642
Net long-term debt, less current portion	33,049	34,414
Total long-term liabilities	149,660	128,739
Commitments and contingencies (Note 12)
Stockholders' equity:
Common stock, $0.01 par value (100,000,000 shares authorized, 60,698,352 and 60,149,411 shares issued at September 30, 2018 and December 31, 2017, respectively; 57,730,356 and 57,788,573 shares outstanding at September 30, 2018 and December 31, 2017, respectively)	606	601
Additional paid-in capital	198,255	161,809
Retained earnings	364,176	258,525
Treasury stock, at cost (2,967,996 and 2,360,838 shares at September 30, 2018 and December 31, 2017, respectively)	(202,660)	(139,688)
Total stockholders' equity	360,377	281,247
Total liabilities and stockholders' equity	$1,468,186	$1,550,138

* Prior year amounts have been recast to reflect the adoption of ASU 2014-09.

Exhibit 99.1

Paycom Software, Inc.

Consolidated Statements of Income

(in thousands, except per share and share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
		2017		2017
	2018	*As Adjusted	2018	*As Adjusted
Revenues
Recurring	$130,830	$99,498	$409,324	$313,763
Implementation and other	2,458	1,789	6,680	5,259
Total revenues	133,288	101,287	416,004	319,022
Cost of revenues
Operating expenses	18,158	15,324	56,403	46,019
Depreciation and amortization	3,967	2,502	10,258	6,829
Total cost of revenues	22,125	17,826	66,661	52,848
Administrative expenses
Sales and marketing	37,183	27,732	101,182	80,741
Research and development	11,526	8,112	33,507	23,004
General and administrative	22,048	23,207	73,700	62,051
Depreciation and amortization	4,161	2,403	10,652	7,069
Total administrative expenses	74,918	61,454	219,041	172,865
Total operating expenses	97,043	79,280	285,702	225,713
Operating income	36,245	22,007	130,302	93,309
Interest expense	(384)	(220)	(418)	(758)
Other income, net	583	118	2,128	362
Income before income taxes	36,444	21,905	132,012	92,913
Provision for income taxes	7,675	995	26,361	18,293
Net income	$28,769	$20,910	$105,651	$74,620
Earnings per share, basic	$0.50	$0.36	$1.83	$1.29
Earnings per share, diluted	$0.49	$0.35	$1.80	$1.26
Weighted average shares outstanding:
Basic	57,726,790	58,003,222	57,785,466	57,751,204
Diluted	58,545,061	58,873,502	58,724,228	58,839,771

* Prior year amounts have been recast to reflect the adoption of ASU 2014-09.

Exhibit 99.1

Paycom Software, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
		2017
	2018	*As Adjusted
Cash flows from operating activities
Net income	$105,651	$74,620
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,910	13,898
Accretion of discount on available-for-sale securities	(860)	(371)
Loss on disposition of property and equipment	—	21
Amortization of debt issuance costs	24	92
Stock-based compensation expense	31,508	29,663
Cash paid for derivative settlement	(168)	—
Gain on derivative	(1,259)	—
Deferred income taxes, net	15,077	9,167
Changes in operating assets and liabilities:
Accounts receivable	(637)	(105)
Prepaid expenses	(2,952)	(1,230)
Inventory	(56)	(75)
Deposits and other assets	(111)	(126)
Deferred contract costs	(39,881)	(32,024)
Accounts payable	1,789	(1,463)
Income taxes, net	591	(8,555)
Accrued commissions and bonuses	(3,131)	(1,221)
Accrued payroll and vacation	5,922	4,327
Deferred revenue	9,190	8,656
Accrued expenses and other current liabilities	4,242	(3,225)
Net cash provided by operating activities	145,849	92,049
Cash flows from investing activities
Purchase of short-term investments from funds held for clients	(137,561)	(49,325)
Proceeds from maturities of short-term investments from funds held for clients	95,500	111,705
Net change in funds held for clients' cash and cash equivalents	229,375	3,501
Purchases of property and equipment	(44,264)	(42,926)
Net cash provided by investing activities	143,050	22,955
Cash flows from financing activities
Proceeds from issuance of long-term debt	—	5,440
Repurchases of common stock	(42,857)	(19,391)
Withholding taxes paid related to net share settlement	(20,115)	(28,105)
Principal payments on long-term debt	(444)	(843)
Net change in client funds obligation	(186,454)	(65,510)
Payment of debt issuance costs	(58)	(143)
Net cash used in financing activities	(249,928)	(108,552)
Increase in cash and cash equivalents	38,971	6,452
Cash and cash equivalents
Beginning of period	46,077	60,158
End of period	$85,048	$66,610

* Prior year amounts have been recast to reflect the adoption of ASU 2014-09.

Exhibit 99.1

Paycom Software, Inc.

Reconciliations of GAAP to non-GAAP Financial Measures

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
		2017		2017
	2018	*As Adjusted	2018	*As Adjusted
Net income to Adjusted EBITDA:
Net income	$28,769	$20,910	$105,651	$74,620
Interest expense	384	220	418	758
Provision for income taxes	7,675	995	26,361	18,293
Depreciation and amortization	8,128	4,905	20,910	13,898
EBITDA	44,956	27,030	153,340	107,569
Non-cash stock-based compensation expense	4,509	13,351	31,485	29,660
Change in fair value of interest rate swap	(285)	—	(1,427)	—
Adjusted EBITDA	$49,180	$40,381	$183,398	$137,229

	Three Months Ended September 30,		Nine Months Ended September 30,
		2017		2017
	2018	*As Adjusted	2018	*As Adjusted
Net income to non-GAAP net income:
Net income	$28,769	$20,910	$105,651	$74,620
Non-cash stock-based compensation expense	4,509	13,351	31,485	29,660
Change in fair value of interest rate swap	(285)	—	(1,427)	—
Income tax effect on non-GAAP adjustment	(2,374)	(11,081)	(14,512)	(25,140)
Non-GAAP net income	$30,619	$23,180	$121,197	$79,140

Weighted average shares outstanding:
Basic	57,726,790	58,003,222	57,785,466	57,751,204
Diluted	58,545,061	58,873,502	58,724,228	58,839,771

Earnings per share basic	$0.50	$0.36	$1.83	$1.29
Earnings per share diluted	$0.49	$0.35	$1.80	$1.26
Non-GAAP net income per share, basic	$0.53	$0.40	$2.10	$1.37
Non-GAAP net income per share, diluted	$0.52	$0.39	$2.06	$1.35

	Three Months Ended September 30,		Nine Months Ended September 30,
		2017		2017
	2018	*As Adjusted	2018	*As Adjusted
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$0.50	$0.36	$1.83	$1.29
Non-cash stock-based compensation expense	0.08	0.23	0.54	0.51
Change in fair value of interest rate swap	(0.01)	—	(0.02)	—
Income tax effect on non-GAAP adjustment	(0.04)	(0.19)	(0.25)	(0.43)
Non-GAAP net income per share, basic	$0.53	$0.40	$2.10	$1.37

* Prior year amounts have been recast to reflect the adoption of ASU 2014-09.

Exhibit 99.1

	Three Months Ended September 30,		Nine Months Ended September 30,
		2017		2017
	2018	*As Adjusted	2018	*As Adjusted
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$0.49	$0.35	$1.80	$1.26
Non-cash stock-based compensation expense	0.08	0.23	0.54	0.50
Change in fair value of interest rate swap	(0.01)	—	(0.03)	—
Income tax effect on non-GAAP adjustment	(0.04)	(0.19)	(0.25)	(0.41)
Non-GAAP net income per share, diluted	$0.52	$0.39	$2.06	$1.35

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Adjusted gross profit:
Total revenues	$133,288	$101,287	$416,004	$319,022
Less: Total cost of revenues	(22,125)	(17,826)	(66,661)	(52,848)
Total gross profit	111,163	83,461	349,343	266,174
Plus: Non-cash stock-based compensation expense	332	1,488	3,591	3,199
Total adjusted gross profit	$111,495	$84,949	$352,934	$269,373
Total gross profit %	83.4%	82.4%	84.0%	83.4%
Total adjusted gross profit %	83.6%	83.9%	84.8%	84.4%

	Three Months Ended September 30,		Nine Months Ended September 30,
		2017		2017
	2018	*As Adjusted	2018	*As Adjusted
Adjusted sales and marketing expenses:
Sales and marketing expenses	$37,183	$27,732	$101,182	$80,741
Less: Non-cash stock-based compensation expense	(1,976)	(1,616)	(5,332)	(3,631)
Total adjusted sales and marketing expenses	$35,207	$26,116	$95,850	$77,110

Total revenues	$133,288	$101,287	$416,004	$319,022
Total adjusted sales and marketing expenses as a % of revenues	26.4%	25.8%	23.0%	24.2%

	Three Months Ended September 30,		Nine Months Ended September 30,
		2017		2017
	2018	*As Adjusted	2018	*As Adjusted
Adjusted administrative expenses:
Administrative expenses	$74,918	$61,454	$219,041	$172,865
Less: Non-cash stock-based compensation expense	(4,177)	(11,863)	(27,894)	(26,461)
Total adjusted administrative expenses	$70,741	$49,591	$191,147	$146,404

Total revenues	$133,288	$101,287	$416,004	$319,022
Total adjusted administrative expenses as a % of revenues	53.1%	49.0%	45.9%	45.9%

* Prior year amounts have been recast to reflect the adoption of ASU 2014-09.

Exhibit 99.1

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Adjusted research and development expenses:
Research and development expenses	$11,526	$8,112	$33,507	$23,004
Less: Non-cash stock-based compensation expense	(248)	(734)	(2,762)	(1,514)
Total adjusted research and development expenses	$11,278	$7,378	$30,745	$21,490

Total revenues	$133,288	$101,287	$416,004	$319,022
Total adjusted research and development expenses as a % of revenues	8.5%	7.3%	7.4%	6.7%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Total research and development costs:
Capitalized research and development costs	$5,211	$4,665	$16,419	$11,048
Research and development expenses	11,526	8,112	33,507	23,004
Total research and development costs	$16,737	$12,777	$49,926	$34,052

Total revenues	$133,288	$101,287	$416,004	$319,022
Total research and development costs as a % of revenues	12.6%	12.6%	12.0%	10.7%

Total adjusted research and development costs:
Total research and development costs	$16,737	$12,777	$49,926	$34,052
Less: Capitalized non-cash stock-based compensation	(384)	(1,262)	(3,329)	(2,579)
Less: Non-cash stock-based compensation expense	(248)	(734)	(2,762)	(1,514)
Total adjusted research and development costs	$16,105	$10,781	$43,835	$29,959

Total revenues	$133,288	$101,287	$416,004	$319,022
Total adjusted research and development costs as a % of revenues	12.1%	10.6%	10.5%	9.4%

Exhibit 99.1

Paycom Software, Inc.

Breakout of Non-Cash Stock-Based Compensation Expense

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
		2017		2017
	2018	*As Adjusted	2018	*As Adjusted
Non-cash stock-based compensation expense:
Operating expenses	$332	$1,488	$3,591	$3,199
Sales and marketing	1,976	1,616	5,332	3,631
Research and development	248	734	2,762	1,514
General and administrative	1,953	9,513	19,800	21,316
Total non-cash stock-based compensation expense	$4,509	$13,351	$31,485	$29,660

* Prior year amounts have been recast to reflect the adoption of ASU 2014-09.

Contacts

Paycom Software, Inc.

Media Contact:

Kathy Oden-Hall, 800-580-4505

EVP and CMO

media@paycom.com

or

Investor Relations Contact:

David Niederman, 855-603-1620 investors@paycom.com

Source: Paycom Software, Inc.